UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

VISIUM TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	000-25753	87-04496677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4094 Majestic Lane, Suite 360
Fairfax, Virginia 22033
(Address of principal executive offices, including zip code)

(703) 273-0383
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 14, 2021, Visium Technologies, Inc., a Florida corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional investor (the “Purchaser”) resulting in the raise of $750,000 in gross proceeds to the Company. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell, in a registered director offering, an aggregate of 150,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $0.005 per Share (the “Offering”). The Offering closed on September 15, 2021.

Network1 Financial Securities, Inc. acted as the sole placement agent (the “Placement Agent”) for the Company in connection with the Offering. Pursuant to that certain Placement Agency Agreement, dated as of August 18, 2021, between the Company and the Placement Agent (the “Placement Agency Agreement”), the Placement Agent is entitled to a cash fee equal to $52,500.

The Company estimates that net proceeds to the Company from the Offering will be approximately $687,500 after deducting estimated expenses payable by the Company. The Company intends to use the net proceeds from this offering for fees and expenses associated with application to the OTCQB Marketplace operated by OTC Markets Group Inc. and working capital and general corporate purposes.

The Shares will be issued to the Purchaser in a registered direct offering pursuant to which the Shares will be registered under the Securities Act of 1933, as amended, pursuant to a prospectus supplement to the Company’s currently effective registration statement on Form S-3 (File No. 333-255146), which was initially filed with the Securities and Exchange Commission (the “SEC”) on April 9, 2021, and was declared effective on April 15, 2021 (the “Shelf Registration Statement”). A Prospectus Supplement for the closing was filed on September 15, 2021 and is available on the SEC’s website at http://www.sec.gov.

The foregoing descriptions of the Purchase Agreement and Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and Placement Agency Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

The Company is filing the opinion of its counsel, Lucosky Brookman LLP, relating to the legality of the issuance and sale of the Shares as Exhibit 5.1 hereto. Exhibit 5.1 is incorporated herein by reference and into the Shelf Registration Statement.

Item. 9.01. Financial Statements and Exhibits.

Exhibit No.:	Description:
5.1*	Opinion of Lucosky Brookman LLP
10.1*	Securities Purchase Agreement
10.2*	Placement Agency Agreement
23.1	Consent of Lucosky Brookman LLP (contained in Exhibit 5.1 hereto)

 * filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIUM TECHNOLOGIES, INC.

Date: September 15, 2021	By:	/s/ Mark Lucky
Mark Lucky
Chief Executive Officer